Exhibit 99(h)
                        TERM SHEET LITIGATION SETTLEMENT

o In consideratin of mutual promises and covenants as outlined herein, Austost Anstalt Schaan, Balmore Funds, S.A. and LH Financial agree to drop all charges, claims and counterclaims made individually or jointly against NCT Group, Inc. and NCT Audio products, Inc.; concurrently, NCT Group, Inc. and NCT Audio Products, Inc. agree to drop all charges, claims and counterclaims made individually or jointly against Austost Anstalt Schaan, Balmore Funds, S.A. and LH Financial. In settlement of the litigation, the parties agree to exchange mutual general releases of all charges, claims and counterclaims relating to or arising out of the subject matter of the lawsuit, agree to exchange covenants not to sue, and agree to the dismissal of the complaint and counterclaim with prejudice.

Date:  October 9, 1999
Agreed:

/s/ NCT GROUP, INC.
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NCT Group, Inc.

/s/ NCT AUDIO PRODUCTS, INC.
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NCT Audio Products, Inc.

/s/ AUSTOST ANSTALT SCHAAN
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Austost Anstalt Schaan

/s/ BALMORE FUNDS, S.A.
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Balmore Funds, S.A.

/s/ LH FINANCIAL
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LH Financial